UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2006

BPK Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-27339	88-0426887
(Commission File Number)	(IRS Employer Identification Number)

106 Lakeside Avenue, P.O. Box 210, Delano, Pa 18220
(Address of Principal Executive Offices)

(570) 467-2222
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

EXPLANATORY NOTE

This Amendment No. 1 to our Current Report on Form 8-K dated April 19, 2006 and filed with the Commission on April 26, 2006 is being filed to provide the financial statements of Graphite Technology Group, Inc. for its fiscal years ended March 31, 2006 and 2005 and to report a change in our fiscal year. No other changes have been made to the Company’s original Form 8-K and the information contained therein has not been updated. We hereby amend Item 9.01 of the initial Form 8-K to include these previously omitted financial statements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On July 12, 2006, the Board of Directors by resolution changed our fiscal year from December 31 to March 31. The current fiscal year will therefore end on March 31, 2007.

Item 9.01 Financial Statements and Exhibits

Listed below are the financial statements filed as a part of this report:

(a) Financial Statements of Business Acquired

Audited financial statements of Graphite Technology Group, Inc. for its fiscal years ended March 31, 2006 and 2005.

(b) Pro Forma Consolidated Financial Information

None.

(c) Not applicable.

(d) Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPK RESOURCES, INC.

Dated: July 14, 2006	By:	/s/ James E. Olive
Chief Executive Officer

2

CONSOLIDATED FINANCIAL STATEMENTS

3

Report of Independent Registered Public Accounting Firm

To the Stockholders

Graphite Technology Group, Inc.

We have audited the accompanying consolidated balance sheets of Graphite Technology Group, Inc. and Subsidiary as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended March 31, 2006 and for the period from April 27, 2004 (date of inception) to March 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Graphite Technology Group, Inc. and Subsidiary as of March 31, 2006 and 2005, and the results of their operations and their cash flows for the fiscal year ended March 31, 2006 and for the period from April 27, 2004 (date of inception) to March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Beard Miller Company LLP;
Beard Miller Company LLP
Reading, Pennsylvania
June 6, 2006, except for Note 7 as
to which the date is June 25, 2006

Graphite Technology Group, Inc. and Subsidiary

Consolidated Balance Sheets

March 31, 2006 and 2005

	2006	2005
Assets
Current Assets
Cash	$ 129,845	$ 88,260
Cash restricted by loan agreement	15,000	15,000
Trade accounts receivable	163,666	141,106
Other receivable	17,000	2,923
Inventories	1,472,002	341,095
Prepaid expenses	75,910	324,598
Total Current Assets	1,873,423	912,982

Property, Plant and Equipment, Net	6,851,042	4,686,966

Goodwill	800,240	800,240

License agreement	1,977,186	-

Deposit on Investment in Company	300,000	-

Total Assets	$11,801,891	$6,400,188

See notes to consolidated financial statements.

	2006	2005
Liabilities and Stockholders’ Equity
Current Liabilities
Current maturities of long-term debt:
Related parties	$ 817,972	$ -
Other	543,296	450,049
Current maturity of capital lease obligation	3,607	3,375
Notes payable, demand:
Related parties	2,775,117	1,999,131
Other	2,608,000	-
Accounts payable	586,883	910,805
Accrued expenses	244,861	121,067
Due to related parties	53,221	53,221
Total Current Liabilities	7,632,957	3,537,648

Long-Term Debt, less Current Maturities
Related parties	225,000	932,947
Other	1,111,944	75,462
Total Long-Term Debt	1,336,944	1,008,409

Capital Lease Obligation, less Current Maturity	2,543	6,150

Total Liabilities	8,972,444	4,552,207

Stockholders’ Equity
Class D preferred stock; $0.001 par value; issued and outstanding 585,000 shares - 2006; 521,442 shares – 2005	585	521
Class E preferred stock; $0.001 par value; issued and outstanding 14,546 shares (involuntary liquidation value - $1,454,618)	15	15
Common stock, $0.001 par value; authorized 25,000,000 shares (67,805,823 on the same basis as the recapitalization); issued and outstanding 40,000,000 shares - 2006; 35,654,128 shares - 2005	40,000	35,655
Paid-in capital	6,755,137	2,901,080
Accumulated deficit	(3,966,290)	(1,089,290)
Total Stockholders’ Equity	2,829,447	1,847,981
Total Liabilities and Stockholders’ Equity	$11,801,891	$6,400,188

See notes to consolidated financial statements.

Graphite Technology Group, Inc. and Subsidiary

Consolidated Statements of Operations

Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	2006	2005
Net Sales	$ 1,214,683	$ 752,933
Cost of Sales	991,297	348,098
Gross Profit	223,386	404,835
Selling, General and Administrative Expenses	2,610,603	1,254,314
Operating Loss	(2,387,217)	(849,479)
Other Expenses
Interest expense	(396,335)	(235,150)
Other expense	-	(4,661)
Loss on repossession of equipment	(93,452)	-
Total Other Expenses, net	(489,787)	(239,811)
Net Loss	($2,877,000)	($ 1,089,290)
Net loss per common share – basic and diluted	($.08)	($.04)

See notes to consolidated financial statements.

Graphite Technology Group, Inc. and Subsidiary

Consolidated Statements of Stockholders’ Equity

Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	Class A		Class B		Class D		Class E						Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity

Balance - April 27, 2004 (Date of Inception)	-	$ -	-	$ -	-	$-	-	$ -	0	$ -	$ 0	$ 0	$ 0
							-
Initial issuance of stock	-	-	-	-	406,191	406	-	-	27,773,762	27,773	(28,179)	-	0
Shares issued and capital contributed in connection with the Company’s acquisition of Applied Carbon Technology (America), Inc.	-	-	-	-	53,721	54	-	-	3,673,211	3,675	288,512	-	292,241
Conversion of $454,618 of debt into shares of Class A nonvoting preferred stock	4,546	5	-	-	-	-	-	-	-	-	454,613	-	454,618
Conversion of $1,000,000 of debt into shares of Class B nonvoting preferred stock	-	-	10,000	10	-	-	-	-	-	-	999,990	-	1,000,000
Conversion of $1,035,412 of debt into shares of stock	-	-	-	-	27,955	28	-	-	1,911,443	1,912	1,033,472	-	1,035,412
Issuance of shares of stock in exchange for $155,000 of cash	-	-	-	-	3,627	4	-	-	247,977	247	154,749	-	155,000
Other issuances of stock	-	-	-	-	29,948	29	-	-	2,047,735	2,048	(2,077)	-	-
Recapitalization	(4,546)	(5)	(10,000)	(10)	-	-	14,546	15	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-	-	-	(1,089,290)	(1,089,290)

Balance – March 31, 2005	-	-	-	-	521,442	521	14,546	15	35,654,128	35,655	2,901,080	(1,089,290)	1,847,981

See notes to consolidated financial statements.

Issuances of shares of stock in exchange for title to mining equipment and mining claims and leases	-	-	-	-	23,692	24	-	-	1,619,976	1,620	1,648,357	-	1,650,000
Conversion of $394,535 of debt and accrued interest into shares of stock.	-	-	-	-	11,221	11	-	-	772,010	772	393,756	-	394,535
Issuance of shares of stock in exchange for license agreement	-	-	-	-	23,764	24	-	-	1,624,891	1,625	1,650,532	-	1,652,186
Issuance of shares of stock in exchange for $10,000 of cash	-	-	-	-	252	1	-	-	15,998	16	9,983	-	10,000
Stock compensation	-	-	-	-	4,629	4	-	-	312,997	312	172,184	-	172,500
Other equity transactions	-	-	-	-	-	-	-	-	-	-	(20,755)	-	(20,755)
Net loss	-	-	-	-	-	-	-	-	-	-	-	(2,877,000)	(2,877,000)

Balance - March 31, 2006	-	$ 0	-	-	585,000	$585	14,546	$15	40,000,000	$40,000	$6,755,137	($3,966,290)	$2,829,447

See notes to consolidated financial statements.

Graphite Technology Group, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31, 2005

	2006	2005
Cash Flows from Operating Activities
Net loss	($2,877,000)	($1,089,290)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	371,240	197,942
Loss on repossession of equipment	93,452	-
Bad debt expense	2,923	-
Stock issued in lieu of compensation	172,500	-
Interest capitalized on notes payable	15,256	78,893
(Increase) decrease in assets:
Trade accounts receivable and other receivable	(39,560)	(12,159)
Inventories	(701,860)	(218,208)
Prepaid expenses	248,688	(159,998)
Increase (decrease) in liabilities:
Accounts payable	(323,922)	662,047
Accrued expenses	148,329	121,067
Due to related parties	-	53,221
Net Cash Used in Operating Activities	(2,889,954)	(366,485)
Cash Flows Used in Investing Activities
Proceeds from disposition of equipment	41,548	-
Purchase of licensing agreement	(325,000)	-
Increase in cash restricted for property, plant and equipment	(200,000)	-
Increase in deposit on investment in company	(200,000)	-
Purchase of property, plant, and equipment	(349,053)	(950,732)
Net Cash Used in Investing Activities	(1,032,505)	(950,732)

See notes to consolidated financial statements.

F-7

Graphite Technology Group, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31 2005

Cash Flows from Financing Activities

Repayment of capital lease obligation	(3,375)	(1,075)
Proceeds from issuance of common stock	10,000	155,000
Proceeds from demand notes payable:
Related Parties	590,000	1,983,489
Other	2,608,000	-
Repayments on demand notes payable, related parties	(50,000)	(825,000)
Proceeds from grant restricted for property, plant and equipment	50,000	-
Proceeds from the issuance of long-term debt:
Related parties	600,000	474,975
Other	825,000	100,000
Repayments on long-term debt:
Related parties	(240,000)	(249,975)
Other	(425,581)	(216,937)
Net Cash Provided by Financing Activities	3,964,044	1,420,477
Net Increase in Cash	41,585	103,260
Cash - Beginning	103,260	-
Cash - Ending	$ 144,845	$ 103,260
Supplemental Disclosure of Cash Flow Information
Interest paid	$167,384	$162,916

Supplemental Disclosures of Noncash Investing and Financing Activities
Acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. in exchange for seller financing ($600,000) and forgiveness of accounts payable due to a Company shareholder and associated contribution of capital ($292,241) to the Company (see Note 4)	-	$892,241
Debt converted to common stock	$ 200,000	$ 1,035,412

Debt converted to preferred stock	$ -	$ 1,454,618

Equipment acquired by issuance of common stock	$ 1,650,000	$ -

Equipment acquired by direct financing	$ 375,000	$ 438,100

Inventory acquired by direct financing	$ 429,047	$ -

Deposit on investment via direct financing	$ 100,000	$ -

See notes to consolidated financial statements.

F-8

Graphite Technology Group, Inc. and Subsidiary

Consolidated Statements of Cash Flows

Fiscal Year Ended March 31, 2006 and the Period April 27, 2004 (date of inception) to March 31 2005

Supplemental Disclosures of Noncash Investing and

Financing Activities (Continued)

Investment in license agreement by issuance of common stock	$1,652,186	$ -
Accrued interest converted to common stock	$ 194,535	$ -
Long-term debt, related party reclassified to demand note Payable, related party	$ 49,975	$ -
Asset repossessed and related debt relieved	$ 315,000	$ -
Other property released and related accrued expense relieved	$ 170,000	$ -
Other non cash equity and demand notes payable transaction	$ 70,755	$ -

Mining claims and leases acquired via direct financing	$ 241,263	$ -

See notes to consolidated financial statements.

F-9

Graphite Technology Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 1 - Nature of Operations

Graphite Technology Group, Inc. (the “Company”) is engaged in the business of mining, manufacturing and selling natural and synthetic graphite and carbon based materials for use in aerospace, automotive, lubricants, refractory, and emerging industries such as composite materials, conductive composite polymers and plastics and fuel cells. The Company has processing facilities located in New York and Pennsylvania. The Company is also the owner/developer of a graphite mine located in Canada. The Company is an ISO certified manufacturer: ISO 9001: 2000. The Company maintains its administrative offices in Delano, Pennsylvania. The Company was organized on April 27, 2004 (date of inception).

Note 2 – Basis of Presentation

The accompanying financial statements include the accounts of Graphite Technology Group, Inc. and its wholly owned subsidiary. All inter-company transactions have been eliminated in consolidation.

On April 19, 2006, BPK Resources, Inc. a Nevada corporation publicly traded through the facilities of the NASDAQ OTC (BPK) closed upon an Agreement and Plan of Merger (the Merger Agreement) among BPK, BPK Resources Acquisition Corp., a Delaware corporation and wholly owned subsidiary of BPK (Merger Sub), the Company, and Derek Hirsch and James E. Olive, the principal shareholders of the Company (the Merger). In accordance with the Merger Agreement, Merger Sub merged with and into the Company with the Company surviving as a wholly owned subsidiary of BPK.

The Merger resulted in the owners and management of the Company having effective operating control of the combined entity after the Merger, with the existing BPK investors continuing as only passive investors. In connection with the Merger, all directors and officers of BPK resigned and new directors and officers were appointed by the Company.

Under accounting principles generally accepted in the United States of America, the Merger is considered to be a capital transaction in substance, rather than a business combination. That is the Merger is equivalent to the issuance of stock by the Company for the net monetary assets of BPK, accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the Merger is identical to that resulting from a reverse acquisition, except that no goodwill intangible asset is recorded. Under reverse takeover accounting, the post reverse-acquisition comparative financial statements of the “legal acquirer” (BPK), are those of the “legal acquiree” (the Company) (i.e., the accounting acquirer).

In consideration for the Merger, (i) the holders of issued and outstanding shares of the Company’s common stock received an aggregate of (A) 40 million shares of BPK’s common stock and (B) 585,000 shares of BPK Series D Convertible Preferred Stock convertible into an aggregate of 58,500,000 shares of BPK common stock; and (ii) holders of issued and outstanding shares of the Company’s preferred stock received an aggregate of 14,456 shares of Series E Convertible Preferred Stock, convertible into an aggregate of 3,500,000 shares of BPK common stock. The Securities and Exchange Commission requires that capital transactions consummated after year end but prior to the issuance of the financial statements should be given retroactive effect as if the transaction had occurred on March 31, 2006.

Graphite Technology Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 2 – Basis of Presentation (continued)

Accordingly, the financial statements of the Company as of March 31, 2006 and 2005 and for the periods then ended, are the historical financial statements of the Company for the same periods adjusted for the exchange of stock as defined in the Merger Agreement executed at consummation of the Merger. As of March 31, 2006, the Company has borrowed $2,608,000 from BPK (see Note 8). This debt was converted to convertible preferred stock of BPK in conjunction with the Merger in April 2006.

Note 3 - Significant Accounting Policies

Cash

Cash is on deposit in banks and other financial institutions. In the normal course of business, the Company may have deposits which exceed the insured limits. For the statement of cash flow purposes cash includes a $15,000 deposit held as collateral by a bank (Note 9).

Trade Accounts Receivable

Trade accounts receivable are stated at outstanding balances, less an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. The allowance for doubtful accounts is maintained at a level considered adequate to provide for losses that can be reasonably anticipated. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, agings of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. Based upon such procedures management has determined that no allowance was required as of March 31, 2006 and 2005.

Net sales from the Company’s five largest customers accounted for 70% of net sales for the period ended March 31, 2006. Accounts receivable from these customers accounted for 79% of the accounts receivable balance at March 31, 2006.

Net sales from the Company’s five largest customers accounted for 67% of net sales for the period ended March 31, 2005. Accounts receivable from these customers accounted for 68% of the accounts receivable balance at March 31, 2005.

Inventories

Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out (FIFO) method. Cost includes raw materials, direct labor, and an allocation for indirect labor and factory overhead.

Graphite Technology Group, Inc. and Subsidiary

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Property, Plant and Equipment

Property, plant and equipment are carried at original cost. Expenditures for betterments and additions are capitalized, while maintenance and repairs are charged to operations as incurred. Upon sale, retirement or other disposition of property, plant and equipment, the cost and accumulated depreciation are eliminated from the accounts and gain or loss is included in the statement of income.

Depreciation is computed generally using the straight line method over the following estimated useful lives of the various classes of assets:

Years
Buildings and improvements	40
Machinery and equipment	10
Office furniture and equipment	3 - 7

Mining claims and leases will be charged to operations on the units-of-production method. The Company is currently evaluating the total graphite reserves located at its mines. Based upon this evaluation of remaining reserves, the Company will determine the appropriate rate at which amortization will be charged to operations upon the commencement of mining production.

The Company leases property from a related party, the terms of which are subject to change at will. Since the related party lease is always subject to change, the Company is presently amortizing leasehold improvements over their estimated useful lives. The leaseholds are reviewed annually to determine if the estimated useful lives are still appropriate.

Goodwill

The Company utilizes Statement of Financial Accounting Standards ("SFAS") No. 142 "Goodwill and Other Intangible Assets," which governs financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS No. 142, goodwill and indefinite-lived intangible assets are not amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives are amortized over their useful lives.

SFAS No. 142 requires that goodwill be tested for impairment at least annually utilizing a two-step methodology. The initial step requires the Company to determine the fair value of each of its reporting units and compare it to the carrying value, including goodwill, of such reporting units. If the fair value exceeds the carrying value, no impairment loss is recognized. However, a carrying value that exceeds its fair value may be an indication of impaired goodwill. The amount, if any, of the impairment would then be measured and an impairment loss would be recognized. As of March 31, 2006 and 2005, no adjustment for impairment was deemed necessary. The Company will evaluate its goodwill, at least annually, and will reflect the impairment of goodwill, if any, in the results of operations in the statement of operations.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Revenue Recognition

The Company records revenues when product is shipped. Revenues are recorded net of allowance for estimated returns, price concessions and other discounts.

Shipping and Handling Costs

The Company records shipping and handling costs related to products sold and shipped as a component of cost of sales. Such costs amounted to $45,479 and $34,487 for the periods ended March 31, 2006 and 2005, respectively.

Income Taxes

Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net Income (Loss) per Common Share

The Company reports earnings per share in accordance with the provisions of SFAS No. 128, “Earnings Per Share.” SFAS No. 128 requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. For purposes of calculating earnings per share, the impact of the Merger with BPK has been given retroactive effect as if the transaction had occurred on March 31, 2006, related to the Company’s shares outstanding at March 31, 2006 and 2005.

Stock Based Compensation

The Financial Accounting Standards Board’s SFAS No. 123, “Accounting for Stock-Based Compensation,” contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. There were no stock awards granted during 2006 or 2005. SFAS No. 123 permits entities to continue accounting for employee stock options and similar equity instruments under Accounting Principles Board (APB) Opinion 25, “Accounting for Stock Issued to Employees.” As of March 31, 2006, the Company has no such instruments outstanding and accordingly, no pro forma disclosures of net income and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied are required.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Advertising

It is the Company’s policy to expense advertising costs as incurred. Advertising expense for the periods ended March 31, 2006 and 2005 was $6,300 and $1,991, respectively.

Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123(R), “Share-Based Payment.” Statement No. 123(R) revised Statement No. 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. Statement No. 123(R) will require compensation costs related to share-based payment transactions to be recognized in the financial statements (with limited exceptions). The amount of compensation costs will be measured based on the grant-date fair value of the equity or liability instruments issued. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. This statement is effective for the Company as of the beginning of the first interim or annual reporting period that begins after December 15, 2005.

In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (“SAB No. 107”), “Share-Based Payment”, providing guidance on option valuation methods, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123 (R), and the disclosures subsequent to adoption. The Company will adopt SFAS No. 123(R) and provide SAB No. 107 required disclosures effective April 1, 2006, using the modified prospective method with no restatement. Because the Company currently has no such awards outstanding, there will be no stock compensation expense to be recorded for the unvested portion of existing awards. The impact of future option or stock grants is dependent upon the quantity and nature of future stock-based compensation grants.

In December 2004, the FASB issued Staff Position No. FAS 109-1 (“FSP 109-1”), “Accounting of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004.” FSP 109-1 clarifies SFAS No. 109’s guidance that applies to the new tax deduction for qualified domestic production activities. We have adopted the standard and it did not materially impact our Consolidated Financial Statements.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 3 - Significant Accounting Policies (Continued)

Recently Issued Accounting Standards (Continued)

In December 2004, the FASB issued Staff Position No. FAS 109-2 (“FSP 109-2”), “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.” FSP 109-2 provides that an enterprise is allowed time beyond the financial reporting period of enactment to evaluate the effect of the new tax law on its plan for applying SFAS No. 109. The adoption of FSP 109-2 did not have an impact on our Consolidated Financial Statements.

In March 2005, the FASB issued Interpretation No. 47 (“FIN 47”), “Accounting for Conditional Asset Retirement Obligations,” that requires an entity to recognize a liability for a conditional asset retirement obligation when incurred if the liability can be reasonably estimated. FIN 47 clarifies that the term Conditional Asset Retirement Obligation refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. We are currently evaluating any impact that this standard would have on our Consolidated Financial Statements.

In May 2005, FASB issued SFAS 154, “Accounting Changes and Error Corrections”. The Statement requires retroactive application of a voluntary change in accounting principle to prior period financial statements unless it is impracticable. SFAS 154 also requires that a change in method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS 154 replaces APB Opinion 20, “Accounting Changes”, and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements”. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Adoption of this statement did not have an impact on our Consolidated Financial Statements.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 4 - Business Acquisition

On July 31, 2004, the Company completed the acquisition of certain assets and liabilities of Applied Carbon Technology (America), Inc. (ACT), a company engaged in the processing and supplying of natural and synthetic graphite flakes. ACT was a wholly-owned subsidiary of Merchant Capital Group. This acquisition was consummated in order to enable the Company to build its product lines. The purchase price for this acquisition was $892,241 in the form of seller financing in the amount of $600,000 and ACT payables forgiven by a shareholder of the Company in the amount of $292,241, for which this shareholder contributed capital to the Company. The acquisition was accounted for under the purchase method of accounting and the operating results from this operation have been included in the financial statements from the date of the acquisition. Prior to this acquisition the Company was engaged to manage the operations of ACT for the period January 2003 to July 30, 2004 for which the Company earned a management fee of approximately $380,000, which was offset by amounts owed to ACT by the Company at the date of acquisition. ACT was insolvent, however, the Company agreed to manage ACT’s operations in order to sustain such operations through the date of acquisition. The purchase price was allocated based upon the estimated fair value of the assets acquired and liabilities assumed as follows:

Inventory	$ 122,887
Goodwill	800,240
Accounts receivable	131,870
Other assets	164,600
Property and equipment	3,496,076
Total Assets Acquired	4,715,673

Accounts payable	248,758
Notes payable	3,574,674
Total Liabilities Assumed	3,823,432
Purchase Price	$ 892,241

Under current accounting rules, goodwill resulting from this acquisition is not being systematically amortized but will be subjected to annual impairment tests and will be written down to its estimated fair value when and if the impairment test indicates that the carrying value of goodwill exceeds its fair value. The goodwill resulting from this acquisition is deductible for tax purposes.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 5 - Inventories

Inventories at March 31, 2006 and 2005 consist of the following:

Finished goods	$ 104,370	$ 83,864
Work-in-process	53,366	3,926
Raw materials	1,314,266	253,305
	$1,472,002	$341,095

Note 6 - Property, Plant and Equipment

Property, plant and equipment at March 31, 2006 and 2005 consist of the following:

Land, buildings and improvements	$ 419,720	$ 170,000
Machinery, office furniture, and equipment	5,300,591	2,909,000
Mining claims and leases	1,499,914	-
Cash restricted by loan agreement for property, plant and equipment	200,000	0
Construction in progress	0	1,805,908
	7,420,225	4,884,908

Accumulated depreciation	(569,183)	(197,942)
	$6,851,042	$4,686,966

Depreciation expense was $371,240 and $197,942 for the periods ended March 31, 2006 and 2005, respectively.

Note 7 – Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired

Agreement between the Company, M. Bertil Akesson, Société Miniére de la Grande Ile, and SOMAGRA

On July 27, 2005, the Company entered into an agreement with Bertil Akesson ("Akesson"), Le Président Directeur Général of Société Miniére de la Grande Ile and Société Malagese du Graphit (SOMAGRA) by which the Company will purchase 50% ownership of all SOMAGRA’s owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site. Ownership will be unencumbered. The Company will operate under the name SOMAGRA.

By terms of the agreement, the Company will finance, manage, operate and develop the graphite mines.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 7 – Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

Agreement between the Company, M. Bertil Akesson, Société Miniére de la Grande Ile, and SOMAGRA (Continued)

The purchase agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash, of which $300,000 has been paid and reflected as a deposit at March 31, 2006 and the balance of $900,000 which was paid subsequent to March 31, 2006. The additional $1.8 million is due at the earliest date after all governmental approvals, mining permits and licenses are secured through the issue of 1,669,067 shares of the Company’s common stock.

In addition, the Company entered into an agreement by which the Company will have the option to purchase the remaining 50% ownership of all SOMAGRA’s owned right and interest in mining claims and leases comprising the Ambatomitamba Graphite Mine and four contiguous graphite mines located in Madagascar as well as all equipment on site.

The option agreement calls for the Company to purchase this 50% ownership by payment of $3.0 million. The payment of the purchase price is to be paid by $1.2 million in cash and $1.8 million in equity. The $1.8 million in stock will be based on the then current market price of the Company’s stock. The $1.2 million in cash will be paid in 4 equal installments of $300,000 due July 1 of each year beginning in 2006. A lump sum interest payment of $75,000 will be paid with the first installment of $300,000 on July 1, 2006.

There is currently no mining activity. The Company is developing a mine operations plan with current activities limited to establishing pre-production mine processes.

Kearney Mine Acquisition

On June 1, 2005, the Company purchased the priority security lien interest held by Merchant over the assets of International Graphite Inc. (IGI), a Canadian private company and owner of mineral claims and leases partly comprising the "Kearney Graphite Mine" (Kearney), in Ontario, Canada, that IGI owned. The priority security interest arose from a default of loan and financial commitments to Merchant. The transaction value was deemed to have a worth of $1,250,000 for which Graphite negotiated with Merchant the issuance of 1,227,255 common shares in payment. By purchasing the security interest, the Company assured itself that it would control the disposition of the mine claims and leases through its secured creditor standing. The transaction was based in U.S. dollars.

On November 10, 2005, the Company entered into agreement with Carlant Holdings, which agreement was superseded by the Agreement of Purchase & Sale, dated March 9, 2006, between the Company, IGI and Crich Holdings & Buildings Ltd., by which the Company will purchase the mining claims and leases controlled by IGI. Consideration is (i) the cancellation of the above $1.25 million security interest the Company owns and that has been included in property, plant and equipment in the accompanying consolidated financial statements, (ii) CDN $125,000, (iii) Promissory Note in the principal amount of CDN

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 7 – Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

Kearney Mine Acquisition (Continued)

$480,010, and (iv) the issue of $437,000 U.S. "Equity Participation Units," convertible to common shares and warrants of the Company post the merger of the Company into BPK Resources, Inc. (See Note 2).

Purchase of Canadian Mining Equipment

A series of transactions by the Company resulted in purchasing title to Canadian mining equipment currently on site at Kearney.

Merchant Capital Group

On June 1, 2005, the Company issued 392,721 common shares valued at $400,000 to Merchant to purchase equipment at Kearney, subject to the Company satisfying a $375,000 prior claim on this equipment.

Bradford-Bachinski in Trust

On November 15, 2005, the Company became a guarantor of a loan between Graphite Lake Resources Ltd. ("GLRL") as Borrower and Bradford-Bachinski in Trust as Lender in the principal amount of $375,000, interest at 9%, maturing December 15, 2008. The Company expects to honor this guarantee and in turn own full title to all equipment at Kearney.

Agreement between the Company and Chenzhou Global Graphite Inc.

On October 13, 2005, the Company purchased a 37.125% interest in Chenzhou Global Graphite Inc. (a company incorporated in Hunan Province, China) ("Chenzhou") which was established during 2005 and continues to develop its business. Chenzhou has successfully developed patented purification technology which increases carbon levels of amorphous graphite. High level fixed carbon amorphous graphite (99.2+% fixed carbon) represents the potential for better and lower cost material solutions for numerous industrial applications. The Company and Chenzhou will collaborate to commercialize the product potential of the patented technology. In addition, Chenzhou has an agreement to become the majority owner and the licensed operator of a graphite mine in Jiangxi Province, China. Chenzhou will also have mining rights and licenses for mining amorphous graphite in Hunan Province. The transaction entailed a share exchange of 1,624,891 common shares issued by the Company for 3,712,500 common shares representing 37.125% ownership of Chenzhou (value of $1,652,186). The Company was also required to purchase an additional 787,500 shares, 7.875% ownership, for $350,000 cash.

On June 25, 2006, this agreement was modified to the extent that the Company released its ownership interest in Chenzhou in exchange for a license agreement.

The license agreement establishes the Company as the exclusive perpetual licensee, a collaborative developer of the technology and as the sole party to commercialize the

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 7 – Deposit on Investment in Company, Investment in License Agreement and Other Assets Acquired (Continued)

business potential of the technology. The Company negotiated the license in favor of surrendering its common equity interest and other financial commitments to Chenzhou. The license encompasses the exploitation of all of the assets of Chenzhou, which includes mine licenses as and when granted and mine properties controlled by Chenzhou. Payment of the license was accomplished by credit of 1,624,891 common shares issued previously by Graphite Technology Group, Inc., and $350,000 cash advances, resulting in 1,624,891 common equity shares in the capital stock of BPK Resources, Inc. and 23,764 Series D Preferred stock of BPK Resources, Inc. The Company has no continuing financial commitments to Chenzhou Global, however expects to continue financial assistance to further the development and commercialization of Chenzhou’s technology and mine development.

Chenzhou has the option to acquire a 55% economic interest in the Jin Chuan graphite mine, Jiangxi Province. The Company has the option, granted by Chenzhou, to purchase directly a 27.5% ownership of the Jin Chuan Graphite Mine. Chenzhou would purchase the remaining 27.5%, which purchase would comprise part of the license.

Agreements between the Company and Vinecrest Management Services Ltd., and Vincent Sheehan

On December 30, 2005, the board of directors approved the acquisition by the Company of mining claims and leases for graphite bearing properties located in Butt Township, Ontario, Canada. Certain of the acquired claims and leases constituted part of Kearney. Additional mining claims and leases that are contiguous to Kearney were also acquired. The mineral claims and leases have been acquired by the Company in two separate transactions, one with Vinecrest Management Services, Ltd., and the second with Vincent Sheehan in the amount of CDN $150,000 each. All acquired claims and leases from these parties are subject to royalty payments as defined in the respective agreements.

Note 8 - Notes Payable, Demand

Notes payable, demand, consists of the following as of March 31, 2006 and 2005:

	2006	2005
Industry Capital:
Note payable due on demand. This note was repaid during 2006.	$ -	$ 50,000
Beach Lane Investments Ltd:
Note payable due on demand or December 31, 2006, whichever is later. Interest is charged at 9.00%, collateralized by the Company's inventory. Beach Lane Investments Ltd is owned by certain stockholders of the Company.	127,744	127,744

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 8 - Notes Payable, Demand (continued)

	Note payable due on demand with 60 days notice. Interest is charged at 6.00%, collateralized by all of the Company's unsubordinated assets. Beach Lane Investments Ltd is owned by certain stockholders of the Company.	1,275,000	975,000

	Individual stockholder:
	Loan payable due on demand or December 31, 2006, whichever is later. Interest is charged at 8.00%, collateralized by all unsubordinated assets of the Company.	50,000	50,000

	Individual stockholder:
	Loan payable due on demand. Interest is charged at 7.00%, collateralized by all unsubordinated assets of the Company.	240,000	-

	Carlant Holdings
	Note payable due on demand. Interest is charged at 8.00%, collateralized by all unsubordinated assets of the Company. Carlant Holdings is owned by certain stockholders of the Company. The debt, including accrued interest is convertible into common stock at $2.25 for one share of common stock.	100,000	-

*	BPK Resources, Inc.
	Notes payable on demand or March 31, 2006, whichever is later. Interest is charged at 12%, collateralized by all of the assets of the Company. In conjunction with the merger of BPK and the Company on April 19, 2006, this debt was converted into shares of Series C preferred shares (See Note 2)	2,608,000	-
	9102-2764 Quebec, Inc.
	Note payable due on demand or December 31, 2006, whichever is later. Interest is charged at 9.00%, collateralized by the Company's inventory. 9102-2764 Quebec, Inc. is owned by certain stockholders of the Company.	339,162	339,162

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 8 - Notes Payable, Demand (continued)

9102-2764 Quebec, Inc.
Note payable due on demand. Interest is charged at 6.00%, collateralized by all unsubordinated assets of the Company. 9102-2764 Quebec, Inc. is owned by certain stockholders of the Company	643,211	457,225
	$5,383,117	$1,999,131

* - This debt is not considered to be related party debt as of March 31, 2006.

Note 9 - Long-Term Debt

Long-term debt consists of the following as of March 31, 2006 and 2005:

Keystone Nazareth Bank & Trust:	2006	2005
Installment loan payable in monthly principal and interest payment of $2,408 through February 2009. Interest is charged at 7.22%. Loan is collateralized by specific equipment and also restricts the use of a $15,000 deposit with Keystone Nazareth Bank & Trust.	$73,613	$98,011

PA Dept. of Community & Economic Development
Loan payable on January 1, 2013. Interest is charged at 2.75%, collateralized by specific equipment.	411,187	-

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 9 - Long Term Debt (continued)

Twinbro Financial LLC
Loan payable on September 30, 2007. Interest only payments until September 30, 2007. Interest is charged at 9.00%, collateralized by a mortgage on the Company's Brocton Facility. Twinbro Financial LLC is owned by certain stockholders of the Company.	225,000	225,000

Barlow Lane Holding Limited
Loan payable on March 31, 2007. Interest is imputed at 7.5% with monthly payments of $6,667 with a balloon payment on March 31, 2007, collateralized by security agreements.	376,537	-

Graphite Lake Resources Ltd.
Loan payable on December 15, 2008. Interest is charged at 9%, collateralized by equipment at Kearney mine in Canada. The Company guarantees this loan. The present value of the interest payable is $80,804.	375,000	-

Vinecrest Management Services Limited
Loan payable, due December 31, 2008. Interest is imputed at 8%, This debt is for the purchase option to acquire the rights for mining properties in the Province of Ontario, Canada.	109,549	-

Vincent Sheehan
Loan payable, due December 31, 2007. Interest is imputed at 8%, This debt is for the purchase option to acquire the rights for mining properties in the Province of Ontario, Canada.	109,354	-
Knox Insurance Brokers, Ltd.
Loan payable due on December 30, 2006. Interest only payments through December 31, 2006. Interest is charged at 9.00%, collateralized by specific equipment. This debt including accrued interest is convertible to common stock at $1.50 for one common share. Knox is owned by certain stockholders of the Company.	$190,000	$ 190,000

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 9 - Long Term Debt (continued)

	2006	2005
T.T.T. Realty Company, Inc.
Loan payable on June 30, 2006. Interest only payments through June 30, 2006. Interest is charged at 15%, secured by a mortgage on the Company's Delano facility. T.T.T. Realty Company, Inc. is owned by certain stockholders of the Company.	360,000	-
North Eastern Pennsylvania Alliance
Loan payable on December 1, 2016. Interest is charged at 2.75%, collateralized by specific equipment and a junior lien o receivables, inventory and all other equipment of the Company.	200,000	-
Derek Hirsch
Loan payable on July 31, 2006. Interest only payments through July 31, 2006. Interest is charged at 6.00%, secured by a mortgage on the Company's Brocton, New York facility. Derek Hirsch is a stockholder of the Company.	267,972	267,972
Long-term debt repaid, refinanced or forgiven during 2006	-	677,475
	2,698,212	1,458,458

Current maturities	(1,361,268)	(450,049)
	$1,336,944	$1,008,409

Aggregate maturities on long-term debt as of March 31, 2006, are due in future years as follows:

	Related Parties	Other	Total
Year ending March 31:
2007	$817,972	$543,296	$ 1,361,268
2008	225,000	583,194	808,194
2009	-	143,425	143,425
2010	-	80,122	80,122
2011	-	82,353	82,353
Thereafter	-	222,850	222,850
	$1,042,972	$1,655,240	$2,698,212

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 10 - Capital Lease Obligations

During the period ended March 31, 2005, the Company entered into a three-year lease agreement for the use of equipment. The lease, which qualifies as a capital lease obligation, requires monthly payments of $326 through November 2007.

The following amounts represent annual lease payments by year and in the aggregate including amounts which represent interest and current maturities at March 31, 2006:

Year ending March 31:
2007	$3,912
2008	2,608
6,520
Amount representing interest	(370)
$6,150

The following amounts are included in property and equipment related to the above lease at March 31, 2006 and 2005:

	2006	2005
Machinery and equipment	$13,350	$13,350
Accumulated depreciation	(1,780)	(445)
	$11,570	$12,905

Note 11 - Stockholders’ Equity

Series A preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series A Preferred Stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company at the rate of $2.25 of such dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2006. Total dividends in arrears were $26,519 at March 31, 2006. Each share of Series A preferred stock shall be convertible, at the option of the holder, into 44.44 shares of the Company’s common stock. Part or all of the Series A preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series A preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company. These shares were converted into shares of the Series E preferred stock discussed below associated with the Merger (See Note 2).

Series B preferred stock consists of 500,000 authorized, nonvoting shares with a $0.001 par value and a stated liquidation value of $100 per share. The holders of the Series B preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 11 - Stockholders' Equity (continued)

payment of any dividend on the common stock. Dividends may, at the election of the Company, be paid in common shares of the Company’s common stock at the rate of $3.25 of dividends to be paid in exchange for 1 common share. No dividends were declared during the period ended March 31, 2006. Total dividends in arrears were $58,333 at March 31, 2006. Each share of Series B preferred stock shall be convertible, at the option of the holder, into 30.77 shares of the Company’s common stock. Part or all of the Series B preferred stock shall be subject to redemption by the Company at any time prior to conversion at $105 per share plus any accrued but unpaid dividends. Such redemption shall be paid in cash. Any shares of the Series B preferred stock redeemed, purchased or otherwise acquired by the Company shall be deemed retired and shall be cancelled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company. These shares were converted into shares of the Series E preferred stock discussed below associated with the Merger (See Note 2).

Series D convertible preferred stock consists of 585,000 authorized, nonvoting shares with a $0.001 par value. Each share of Series D Preferred Stock will automatically convert into 100 shares of Common Stock upon the earlier of: (i) the filing of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series D Preferred Stock may be converted into Common Stock. The holders of Series D Preferred Stock will have no liquidation preference, voting rights or rights to receive dividends. These shares were granted to all holders of outstanding shares of the Company’s common stock as of the date of the Merger. As noted in Note 2, these shares have been given retroactive effect as if the transaction had occurred on March 31, 2006.

Series E convertible preferred stock consists of 14,546 authorized, nonvoting shares with a $0.001 par value. These shares will be convertible into an aggregate of 3,500,000 shares of Common Stock. Each share of Series E Preferred Stock will be Convertible into shares of Common Stock at the option of the holder commencing upon the earlier of: (i) the filing of an amendment to the Company’s Articles of Incorporation increasing the number of authorized shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock or (ii) the first business day after the effective date of a reverse stock split of the outstanding shares of Common Stock such that a sufficient number of shares of Common Stock is authorized and unissued so that each share of Series E Preferred Stock may be converted into Common Stock. Subject to the rights of holders of any series of preferred stock which by its terms is senior to the Series E Preferred Stock, in the event of any liquidation, dissolution winding up of the Company, holders of the Series E Preferred Stock will be entitled to receive in preference to the holders of Common Stock an aggregate amount of approximately $1,500,000. The holders of the Series E preferred stock shall be entitled to receive, out of any assets legally available therefore, cumulative dividends at the rate of five percent (5%) per annum, accrued daily and payable in preference and priority to any payment of any dividend on the common stock. These shares of Series E preferred stock shall be convertible, at the option of the holders, into an aggregate of 3,500,000 shares of the Company’s common stock. As noted in Note 2, these shares have been given retroactive effect as if the transaction had occurred on March 31, 2006.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 11 - Stockholders' Equity (continued)

In connection with the formation of the Company on April 27, 2004, 27,773,762 shares of common stock were issued to the initial shareholders of the Company. Also in conjunction with the acquisition of ACT (Note 4) 3,673,211 common shares were issued and capital of $292,241 was contributed to the Company. During the period ended March 31, 2005, the Company converted debt totaling $2,490,030 into shares of common stock valued at $1,035,412, and 14,546 shares of Class E preferred stock valued at $1,454,618 (See discussion above).

During the year ended March 31, 2006, the Company issued 312,907 shares of common stock to various individuals in lieu of services performed. These transactions were valued at $172,500.

Note 12 - Income Taxes

The Company has fully reserved for all state and federal net operating loss carryforwards, thus there is no income tax benefit recorded for 2006 or 2005.

A reconciliation of income tax expense at the U.S. federal statutory income tax rate to actual income tax expense is as follows:

	2006	2005
Tax at statutory rate	($978,180)	($370,359)
State taxes	(344,056)	(128,918)
Valuation allowance	1,163,400	436,700
Other	158,836	62,577
	$ 0	$ 0

Net deferred tax assets consisted of the following components as of March 31, 2006 and 2005 are as follows:

Deferred tax assets:	2006	2005
State and federal loss carryforwards	$1,921,887	$523,846
Other	6,687	3,475
Total Deferred Tax Assets	1,928,574	527,321

Valuation allowance	(1,600,100)	(436,700)

Net Deferred Tax Assets	328,474	90,621

Deferred tax liabilities:
Property and equipment	292,380	76,183
Goodwill	36,094	14,438
Total Deferred Tax Liabilities	328,474	90,621
Net Deferred Tax Asset	$ -	$ -

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 12 - Income Taxes (Continued)

As of March 31, 2006 and 2005, respectively, the Company has approximately $4,300,000 and $1,200,000 of federal and state net operating loss carryforwards to offset future taxable income for income tax purposes. The net operating loss carryforwards expire beginning March 2025.

The Company increased its valuation allowance by $1,163,400 and $436,700 for the periods ended March 31, 2006 and 2005, respectively.

Note 13 - Earnings per Share

The Company's calculation of earnings per share is as follows:

	2006	2005
Net Loss Applicable to Common Stockholders	($2,877,000)	($1,089,290)
Average Basic and Diluted Shares Outstanding	37,983,677	29,402,712
Net Loss per Common Share
Basic and Diluted	($0.08)	($0.04)

For the year ended March 31, 2006, 585,000 shares of Series D convertible preferred shares that are convertible into 58,500,000 shares of common stock and 14,546 shares of Series E convertible preferred shares that are convertible into 3,500,000 shares of common stock have been excluded from the computation of diluted earnings per share as they would be antidilutive.

For the period from April 27, 2004 (date of inception) through March 31, 2005, 521,442 shares of Series D convertible preferred shares that are convertible into 52,144,200 shares of common stock and 14,546 shares of Series E convertible preferred shares that were convertible into 3,500,000 shares of common stock were not included in the computation of diluted earnings per share because of their anti-dilutive effect.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 14 - Commitments and Contingencies

The Company leases a warehouse and administrative facility from a related party under a lease that expires in December 2009. Monthly rent for this facility was $4,500 through December 31, 2004 and increased to $4,539 effective January 1, 2005. All costs of maintaining and operating the facility are paid by the Company.

The Company guarantees the debt of this related party. Debt outstanding at March 31, 2006 was $475,535. The Company would be required to honor this guarantee should the related party default. The Company would have recourse against the building currently rented.

The Company also leases vehicles and equipment under noncancellable operating leases. Total monthly payments are $3,134 and the leases expire in various intervals through April 2009.

At March 31, 2006, minimum lease payments for the next five years are as follows:

	Related Party	Other	Total
2007	$ 54,468	$37,160	$ 91,628
2008	54,468	19,197	73,665
2009	54,468	12,308	66,776
2010	40,851	-	40,851
2011	-	-	-
	$204,255	$68,665	$272,920

Total rental expense for the periods ended March 31, 2006 and 2005, amounted to $86,390 and $101,025, respectively; of which $54,468 and $40,600, respectively, was paid to a related party.

On April 6, 2006, the Company, through its subsidiary, entered into an agreement to acquire a warehouse containing approximately 250,000 square feet of space in Aliquippa, Beaver County, Pennsylvania. The purchase price was $2,900,000. The Company paid $250,000 in cash and the seller is holding a mortgage for the balance of $2,650,000. The note is due on June 1, 2011 and the interest rate is 8%. The payment for the first eighteen (18) months will be based on a 30-year amortization and the remaining forty two (42) months will be based on a 15-year amortization with a balloon payment due on June 1, 2011. The note is secured by a mortgage on the property located in Aliquippa, Pennsylvania.

The Company may at times be involved in ordinary and routine litigation incidental to its business. The Company is not party to any pending legal proceedings that, in the opinion of management, would have a material adverse effect on the results of its operations or financial position.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 15 – Loss on Repossession of Equipment

During 2005, the Company purchased a piece of mining equipment from Atlas Mine & Mill Supply Company (Atlas) for approximately $450,000. The Company placed a deposit of $22,500 and the seller financed the balance of $427,500. The Company made an additional $112,500 in payments on the balance, but elected not to continue to make the remaining payments as a result of assessing the mill value in context of the preliminary mine plan and the election to equip the mine differently for expected production processes. Atlas notified the Company of their default of the note agreement and when the Company elected not to cure the default, Atlas sold the equipment to another customer. Atlas refunded the Company $41,548 which represented the excess amount Atlas received after payment of penalties and legal costs to satisfy the Company’s note with Atlas.

Note 16 – Fair Value of Financial Instruments

The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Quoted market prices, if available, are utilized as estimates of the fair values of financial instruments. Since no quoted market prices exist for certain of the Company’s financial instruments, the fair values of such instruments have been derived based on management’s assumptions, the estimated amount and timing of future cash flows and estimated discount rates. The estimation methods for individual classifications of financial instruments are described more fully below. Different assumptions could significantly affect these estimates. Accordingly, the net realizable values could be materially different from the estimates presented below. In addition, the estimates are only indicative of the value of individual financial instruments and should not be considered an indication of the fair value of the combined Company.

Short-term Financial Instruments

The carrying value of short-term financial instruments, including cash, restricted cash, trade accounts receivable, accounts payable, accrued expenses and short-term debt, approximates the fair value of these instruments. These financial instruments generally expose the Company to limited credit risk and have no stated maturities or have short-term maturities and carry interest rates that approximate market.

Long-term Debt

The fair value of these instruments are estimated using discounted cash flow analysis and are determined to be reasonable and represent current market rates.

Notes payable, Demand

Estimating the fair value of these instruments is not practicable because the terms of these transactions could not be duplicated in the market, and therefore, may result in fair values that are potentially unreliable.

Graphite Technology Group, Inc.

Notes to Consolidated Financial Statements

March 31, 2006 and 2005

Note 16 – Fair Value of Financial Instruments (continued)

Carrying amounts and estimated fair values of the Company’s financial instruments were as follows at March 31, 2006 and 2005:

	Carrying Amount	Fair Value	Carrying Amount	Fair Value
	2006	2006	2005	2005
Financial assets:
Cash	$129,845	$129,845	$88,260	$88,260
Cash restricted by loan agreement	15,000	15,000	15,000	15,000
Trade accounts receivable	163,666	163,666	141,106	141,106

Financial liabilities:

Accounts payable	586,883	586,883	910,805	910,805
Accrued expenses	244,861	244,861	121,067	121,067
Due to related parties	53,221	53,221	53,221	53,221
Long-term debt, including current maturities	2,698,212	2,522,093	1,458,458	1,307,773